Exhibit 4.2

SUPPLEMENTAL INDENTURE

This Supplemental Indenture (this “Supplemental Indenture”), dated as of January 31, 2013 among Gibraltar Industries, Inc., a Delaware corporation (the “Company”), the subsidiary guarantors party thereto (collectively, the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Subsidiary Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 8, 2005, providing for the issuance of $204,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2015 (the “Notes”);

WHEREAS, under Section 9.2 of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class pursuant to the terms set forth therein;

WHEREAS, the Company desires by this Supplemental Indenture to amend certain provisions of the Indenture;

WHEREAS, in connection with the tender offer and consent solicitation of the Company commencing on January 16, 2013, with respect to the Notes (the “Tender Offer”), consents to the amendments set forth in Article I herein have been received from the Holders of more than a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of the Company and the Subsidiary Guarantors;

WHEREAS, the Company has directed the Trustee to execute and deliver this Supplemental Indenture in accordance with Section 9.2 of the Indenture;

WHEREAS, the amendments set forth herein do not trigger subsections (1) through (9) of Section 9.2 of the Indenture;

WHEREAS, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture; and

WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01. Any defined terms appearing in Article 1 of the Indenture that are used solely in the sections, subsections or provisions of the Indenture deleted from the Indenture by virtue of Article I of this Supplemental Indenture shall be deleted in their entireties from Sections 1.1 and 1.2 of the Indenture.

Section 1.02. The heading and text of each of Section 3.2 (Limitation on Indebtedness), Section 3.3 (Limited on Restricted Payments), Section 3.4 (Limitation on Restrictions on Distributions from Restricted Subsidiaries), Section 3.5 (Limitation on Sales of Assets and Subsidiary Stock), Section 3.6 (Limitation on Liens), Section 3.7 (Limitation on Layering), Section 3.8 (Limitation on Affiliate Transactions), Section 3.9 (Limitation on Sale of Capital Stock of Restricted Subsidiaries), Section 3.10 (Limitation on Lines of Business), Section 3.12 (SEC Reports), Section 3.13 (Future Subsidiary Guarantors), Section 3.15 (Corporate Existence), Section 3.16 (Payment of Taxes and Other Claims), Section 3.17 (Payments for Consent), Section 3.18 (Compliance Certificate), Section 3.19 (Further Instruments and Acts), Section 3.20 (Statement by Officers as to Default) and clauses (3)-(6), (8) and (9) of Section 6.1 (Events of Default) of the Indenture are deleted in their entirety and are each replaced with the following:

“{Reserved}”.

Section 1.03. Clause (7) of Section 6.1 is hereby deleted in its entirety and replaced with the following:

“(a)	the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case or proceeding;

(ii)	consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii)	consents to the appointment of a Custodian of it or for a substantial part of its property;

(iv)	makes a general assignment for the benefit of its creditors;

(v)	consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

(vi)	takes any corporate action to authorize or effect any of the foregoing; or

(iv)	or takes any comparable action under any foreign laws relating to insolvency; or

(b)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief in an involuntary case against the Company pursuant to or within the meaning of any Bankruptcy Law;

(ii)	appoints a Custodian for all or substantially all of the property of the Company pursuant to or within the meaning of any Bankruptcy Law; or

(iii)	orders the winding up or liquidation of the Company pursuant to or within the meaning of any Bankruptcy Law; and

(iv)	in each case the order, decree or relief remains unstayed and in effect for 60 days;”

Section 1.04. Any Notes issued under any provision of the Indenture subsequent to the date of this Supplemental Indenture shall bear a notation referring to this Supplemental Indenture, and shall vary from the forms attached to the Indenture as Exhibit A and Exhibit B as follows:

References to Section 3.5 in the form entitled “Option of Holder to Elect Purchase” attached to each of the forms of Notes attached as Exhibit A and Exhibit B to the Indenture shall be deleted in their entirety.

ARTICLE II

MISCELLANEOUS

Section 2.01. Operation of Amendments. The provisions of Article I of this Supplemental Indenture shall not become operative until the date and time (such date and time, the “Operative Time”) at which the Company pays the applicable consideration for the Notes accepted by the Company for purchase on the Early Acceptance Date, as defined in the Offer to Purchase and Consent Solicitation Statement dated January 16, 2013 with respect to the Tender Offer. In the event the Company notifies (in writing) the Trustee that it has withdrawn or terminated the Tender Offer prior to the Operative Time, this Supplemental Indenture shall be terminated and be of no force or effect and the Indenture shall not be modified hereby.

Section 2.02. Effect of Supplemental Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Company, the Subsidiary Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture in the manner and to the extent herein and therein provided and shall be read, taken and construed as one instrument. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 2.03. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.04. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.05. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.06. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors party hereto.

Section 2.07. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.08. Successors. All agreements of the Company and the Subsidiary Guarantors in this Supplemental Indenture shall bind each of their successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.09. Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Supplemental Indenture is executed, the provision required by the Act shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GIBRALTAR INDUSTRIES, INC.

By:
	Name:	Timothy Murphy
	Title:	Secretary

AMICO HOLDING COMPANY, INC.

By:
	Name:	Timothy Murphy
	Title:	Secretary

AIR VENT, INC.

By:
	Name:	Timothy Murphy
	Title:	Secretary

ALABAMA METAL INDUSTRIES CORPORATION

By:
	Name:	Timothy Murphy
	Title:	Secretary

APPLETON SUPPLY COMPANY, INC.

By:
	Name:	Timothy Murphy
	Title:	Secretary

CONSTRUCTION METALS, LLC, by its manager, PACIFIC AWARDS METALS, INC.

By:
Name: Timothy Murphy
Title: Secretary

DIAMOND PERFORATED METALS, INC.

By:
Name: Timothy Murphy
Title: Secretary

D.S.B. HOLDING CORP.

By:
Name: Timothy Murphy
Title: Secretary

FLORENCE CORPORATION

By:
Name: Timothy Murphy
Title: Secretary

FLORENCE CORPORATION OF KANSAS

By:
Name: Timothy Murphy
Title: Secretary

GSC FLIGHT SERVICES CORP.

By:
Name: Timothy Murphy
Title: Secretary

GIBRALTAR STEEL CORPORATION OF NEW YORK

By:
Name: Timothy Murphy
Title: Secretary

NOLL/NORWESCO, LLC, by its manager, PACIFIC AWARDS METALS, INC.

By:
Name: Timothy Murphy
Title: Secretary

PACIFIC AWARDS METALS, INC.

By:
Name: Timothy Murphy
Title: Secretary

SEA SAFE, INC.

By:
Name: Timothy Murphy
Title: Secretary

SEISMIC ENERGY PRODUCTS, INC.

BY:
NAME: TIMOTHY MURPHY
TITLE: SECRETARY

SOLAR GROUP, INC.

By:
Name: Timothy Murphy
Title: Secretary

SOUTHEASTERN METALS MANUFACTURING COMPANY, INC.

By:
Name: Timothy Murphy
Title: Secretary

THE D.S. BROWN COMPANY

By:
Name: Timothy Murphy
Title: Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee

By:
Name:
Title: